UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2008

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2008, Group 1 Automotive, Inc. (the "Company") announced the renewal of its credit arrangement with Ford Motor Credit Company (the "FMCC Facility") providing $300 million in vehicle inventory financing. The FMCC Facility provides financing for our new vehicle inventory manufactured by Ford Motor Company and its affiliates. The FMCC Facility, the terms of which are subject to review annually, provides for up to $300 million of financing for inventory at an interest rate equal to Prime plus 150 basis points minus certain incentives.

All of our Ford and Lincoln Mercury dealership subsidiaries are obligors under the FMCC Facility. The Company and each of our Ford and Lincoln Mercury dealership subsidiaries guarantees the obligations of each other subsidiary party thereto. Our obligations under the FMCC Facility are secured by liens on all motor vehicle inventory financed under the FMCC Facility, as well as proceeds from the sale thereof. The FMCC Facility also contains events of default, including non-payment of obligations. The individual loan agreements to which each subsidiary borrower is a party are cross-defaulted to each other and our Revolving Credit Facility. Upon the occurrence of an event of default, we could be required to immediately repay the amount outstanding under the FMCC Facility.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Group 1 Automotive, Inc., dated as of December 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

December 11, 2008	By:	Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Group 1 Automotive, Inc., dated as of December 11, 2008.